Exhibit 99.1

AGEX THERAPEUTICS RECEIVES STOCK EXCHANGE DEFICIENCY LETTER

ALAMEDA, Calif.—(BUSINESS WIRE)—November 23, 2021 — AgeX Therapeutics , Inc. (“AgeX”: NYSE American: AGE), a biotechnology company developing therapeutics for human aging and regeneration, announced today that on November 17, 2021 it received a letter (the “Deficiency Letter”) from the staff of the NYSE American (the “Exchange”) indicating that AgeX does not meet certain of the Exchange’s continued listing standards as set forth in Section 1003(a)(i) and (ii) of the Exchange Company Guide in that AgeX has stockholders equity of less than $2,000,000 and has incurred losses from continuing operations and/or net losses during its two most recent fiscal years, and that it has stockholders equity of less than $4,000,000 and has incurred losses from continuing operations and/or net losses during three out of four of its most recent fiscal years. Pursuant to Section 1009 of the Exchange Company Guide and as provided in the Deficiency Letter, AgeX may provide the Exchange staff with a plan (the “Plan”) by December 17, 2021 advising the Exchange staff of action AgeX has taken and will take that would bring AgeX into compliance with the Exchange’s continued listing standards by June 17, 2023. AgeX intends to submit a Plan by the December 17, 2021 deadline.

There is no assurance that the Exchange staff will accept the Plan. If the Exchange staff accepts the Plan, the Exchange staff will review AgeX’s compliance with the Plan on a quarterly basis and if AgeX does not show progress consistent with the Plan or is not in compliance with the Exchange’s continued listing standards by June 17, 2023, the Exchange will commence delisting procedures. If AgeX does not submit the Plan or if the Exchange staff does not accept the Plan, the Exchange staff will promptly initiate delisting proceedings.

AgeX intends to make arrangements to have its common stock quoted on an electronic interdealer quotation system if its common stock is delisted from the Exchange.

About AgeX Therapeutics

AgeX Therapeutics, Inc. (NYSE American: AGE) is focused on developing and commercializing innovative therapeutics to treat human diseases to increase healthspan and combat the effects of aging. AgeX’s PureStem® and UniverCyte™ manufacturing and immunotolerance technologies are designed to work together to generate highly defined, universal, allogeneic, off-the-shelf pluripotent stem cell-derived young cells of any type for application in a variety of diseases with a high unmet medical need. AgeX has two preclinical cell therapy programs: AGEX-VASC1 (vascular progenitor cells) for tissue ischemia and AGEX-BAT1 (brown fat cells) for Type II diabetes. AgeX’s revolutionary longevity platform induced Tissue Regeneration (iTR™) aims to unlock cellular immortality and regenerative capacity to reverse age-related changes within tissues. HyStem® is AgeX’s delivery technology to stably engraft PureStem or other cell therapies in the body. AgeX is seeking opportunities to establish licensing and collaboration arrangements around its broad IP estate and proprietary technology platforms and therapy product candidates.

For more information, please visit www.agexinc.com or connect with the company on Twitter, LinkedIn, Facebook, and YouTube.

Forward-Looking Statements

Certain statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not historical fact including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” should also be considered forward-looking statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of AgeX Therapeutics, Inc. and its subsidiaries, particularly those mentioned in the cautionary statements found in more detail in the “Risk Factors” section of AgeX’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (copies of which may be obtained at www.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. Further, in the case of the UCI exosome research program there can be no assurance that: (i) any new technology will be invented in the research program, (ii) any new inventions will be licensed on commercially favorable terms, (iii) any resulting products for therapeutic use will be shown to be safe and effective in clinical trials, and (iv) any resulting products developed for therapeutic use will be successfully commercialized even if clinical trials are successful. AgeX specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law.

Contact for AgeX:

Andrea Park

apark@agexinc.com

(510) 671-8620